Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-289341) of Paramount Skydance Corporation of our report dated June 26, 2026 relating to the financial statements and supplemental schedules of Paramount Global 401(k) Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
New York, New York
June 26, 2026